UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2006

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri	63302-0900
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2006, LMI Aerospace, Inc. (the “Company”) entered into the First Amendment to Credit and Security Agreement (the “Amendment”) to its Credit and Security Agreement, dated November 29, 2004 (the “Credit Agreement”), by and among the Company and certain of its subsidiaries and Wells Fargo Business Credit, Inc. The Amendment, among other things, (i) extends the maturity date of the Credit Agreement to November 15, 2009, (ii) reduces certain interest rates and (iii) increases the amount of the revolving line of credit component of the Credit Agreement (the “Revolver”) from $18,000,000 to $23,250,000, including a $3,000,000 overadvance facility reducing in amount monthly and expiring March 1, 2009.

In addition to the Revolver, the existing Credit Agreement provides for equipment term loan and real estate term loan components of $4.7 million and $3.6 million, respectively, each payable in equal monthly principal installments over three years.

The description of the terms of the Amendment is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Section 8 - Other Events

Item 8.01. Other Events

On February 22, 2006, the Company issued a press release announcing the extension of its Credit Agreement with Wells Fargo and the signing of a supply agreement with Spirit AeroSystems. The text of the press release is attached as Exhibit 99.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Amendment to Credit Agreement dated as of February 15, 2006 by and among LMI Aerospace, Inc. and certain of its subsidiaries and Wells Fargo Business Credit, Inc.
99.1	Text of press release dated February 22, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2006

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson Chief Financial Officer and Secretary